Exhibit 10.4

BERNSTEIN LITOWITZ BERGER
    & GROSSMANN LLP
Alan Schulman (Bar No.128661)
Blair A. Nicholas (Bar No. 178428)
12544 High Bluff Drive, Suite 150
San Diego, CA 92130
Tel: (858) 793-0070
Fax: (858) 793-0323

Attorneys for Lead Plaintiffs
The Teachers’ Retirement
System of Louisiana and
The General Retirement System
of the City of Detroit and
Lead Counsel for the Plaintiff Class

MUNGER, TOLLES & OLSON, LLP
Ronald L. Olson (Bar No. 044597)
Lawrence C. Barth (Bar No. 123002)
355 South Grand Avenue, 35th Floor
Los Angeles, CA 90071
Tel: (213) 683-9100
Fax: (213) 687-3702

Attorneys for Defendant
Gemstar-TV Guide International, Inc.

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re GEMSTAR-TV GUIDE INTERNATIONAL INC SECURITIES LITIGATION This Document Relates To: All Actions.	Master File No. 02-CV-2775-MRP (PLAx) STIPULATION OF PARTIAL SETTLEMENT

        This Stipulation of Partial Settlement dated as of April 13, 2004 (the “Stipulation”) is entered into by and among the following Settling Parties (as defined in Section IV below): (i) Lead Plaintiffs Teachers’ Retirement System of Louisiana and the General Retirement System of Detroit, on behalf of themselves and the members of the putative Class (as defined in Section IV below), and (ii) Defendant Gemstar-TV Guide International, Inc. (“Gemstar” or the “Company”), by and through their respective counsel.

        This Stipulation is intended by the Settling Parties fully, finally and forever to resolve, discharge and settle the Released Claims (as defined in Section IV below) against Gemstar and its Related Persons (as defined in Section IV below) only, upon and subject to the terms and conditions hereof.

I.    THE LITIGATION

        On and after April 3, 2002, actions were filed in the United States District Court for the Central District of California (the “Court”) as securities class actions on behalf of persons who purchased or otherwise acquired common stock of Gemstar. By Order dated August 9, 2002, these actions were consolidated for all purposes as In re Gemstar-TV Guide International Inc. Securities Litigation, Case No. 02-2775-MRP (the “Litigation”), and the Court appointed the Teachers’ Retirement System of Louisiana and the General Retirement System of the City of Detroit as the Lead Plaintiffs, and the law firm of Bernstein Litowitz Berger & Grossmann LLP as Lead Counsel.

        The operative complaint in the Litigation is the Second Amended Complaint (“Complaint”) filed on October 10, 2003. The Complaint asserts violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), Sections 11 and 15 of the Securities Act of 1933 (the “Securities Act”), and Securities and Exchange Commission (“SEC”) Rule 10b-5. The Complaint alleges that defendants Yuen and Leung caused Gemstar to issue false financial results in a scheme to artificially inflate the value of Gemstar’s common stock. The

Complaint further alleges that Lead Plaintiffs and other members of a putative Class purchased or otherwise acquired Gemstar common stock during the Class Period at prices artificially inflated as a result of Gemstar’s dissemination of materially false and misleading financial statements, and/or as a result of concealment of material information.

        Lead Counsel has extensively investigated the alleged wrongdoing pertaining to Gemstar and the alleged damages suffered by the putative Class. Lead Counsel has interviewed more than fifty (50) non-party witnesses and reviewed and analyzed thousands of pages of relevant documents. Lead Counsel has also consulted extensively with experts retained to review and advise on the accounting issues in the case and the damages that Lead Plaintiffs would seek to prove at trial. Lead Plaintiffs and Lead Counsel believe that the investigation described above provides an adequate basis for entering into this Stipulation.

        The terms of this Stipulation are the product of several months of arms-length settlement mediation sessions before a Court-appointed Mediator, Charles Bakaly, Jr. At the final mediation session, the terms of a partial settlement were reached and counsel for the Lead Plaintiffs and counsel for Gemstar executed an agreement entitled “Memorandum of Understanding,” dated February 9, 2004. The Memorandum of Understanding forms the basis of this Stipulation.

II.    NO ADMISSION OF WRONGDOING OR LIABILITY

        Gemstar does not admit or concede, and has not admitted or conceded, any of the claims and contentions made by the Lead Plaintiffs in the Litigation. Among other things, Gemstar does not admit or concede, and has not admitted or conceded, the allegations that the Lead Plaintiffs or the Class (as defined in Section IV, ¶ 1.5 below) have suffered damages, that the price of Gemstar’s common stock was artificially inflated as a result of Gemstar’s dissemination of materially false and misleading financial statements and/or as a result of concealment of material information, if any, or that Lead Plaintiffs or the Class were harmed by the conduct alleged in the Litigation.

        Nonetheless, Gemstar has concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled against Gemstar in the manner and upon the terms and conditions set forth in this Stipulation. Gemstar also has taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Litigation. Gemstar has, therefore, determined that it is desirable and beneficial to the Company that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation (the “Settlement”).

III.    CLAIMS OF THE LEAD PLAINTIFFS
        AND BENEFITS OF THE SETTLEMENT

        Lead Plaintiffs believe that the claims asserted in the Litigation have merit. However, Lead Counsel recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Litigation against Gemstar through trial and through appeals. Lead Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. Lead Counsel is mindful of the inherent problems of proof under and possible defenses to the violations asserted in the Litigation and the fact that, in any litigation, there exists a possibility that the Class could receive nothing or less than the settlement amount called for hereunder, even if they were to prevail at trial. Lead Counsel has determined that the Settlement set forth in this Stipulation is in the best interest of the Lead Plaintiffs and the Class.

IV.    TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

        NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between the Settling Parties hereto, by their undersigned counsel, that, subject to the approval of the Court, the Released Claims and all matters encompassed within the scope of the releases set forth or referenced herein, shall be finally and fully settled and released, and the Litigation shall be dismissed with prejudice as to Gemstar only, upon and subject to the terms and conditions of this Stipulation, as follows:

        1.    Definitions

        In addition to the terms defined elsewhere herein, the following terms used in this Stipulation and in the Exhibits hereto have the meanings specified below:

         1.1   “Authorized Claimant” means any Class Member whose claim for recovery has been allowed by the Court pursuant to the terms of this Stipulation.

         1.2   “Claimant” means any Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

         1.3   “Claims” means claims, demands, rights, liabilities, suits, obligations, matters, issues, causes of action and all other legal responsibilities, of any form or nature whatsoever.

         1.4   “Claims Administrator" means the firm of The Garden City Group, Inc.

         1.5   “Class” means a class consisting of all Persons (other than those Persons who timely and validly request exclusion from the Class) who: (i) purchased or otherwise acquired Gemstar common stock during the Class Period; and (ii) all Persons who acquired Gemstar common stock pursuant to the Registration Statement and Proxy Statement/Prospectus filed with the SEC on or about June 14, 2001 in connection with Gemstar’s merger with SkyMall, Inc., and were damaged thereby. Excluded from the Class are Defendants, members of the immediate families of the Individual Defendants, any entity in which any Defendant has or had a controlling interest, present or former directors and officers of Gemstar, and the legal representatives, heirs, successors or assigns of any such Defendant.

         1.6    “Class Member” means a Person who falls within the definition of the Class as set forth in ¶ 1.5, above.

         1.7   “Class Period” means the period commencing on June 1, 2000 and continuing up to and through April 1, 2002.

         1.8   “Defendants” means, collectively, Gemstar, Yuen and Leung.

         1.9   “Effective Date”means the first date by which all of the events and conditions specified inP. 7.1 of this Stipulation have been met and have occurred.

         1.10   “Escrow Agent” means Valley National Bank or its successor(s).

         1.11  “Final” means when the last of the following has occurred with respect to the Judgment: (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of a writ of certiorari to review the Judgment and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment and expiration of time to seek any further review or appeal of such dismissal; or (c) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Judgment, i.e., thirty (30) days after entry of the Judgment. For purposes of this definition, an “appeal” shall include any motion to alter, amend, or otherwise review the Judgment, and any petition for any writ, including a writ of certiorari that may be filed in connection with the approval or disapproval of this Stipulation. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining to any Plan of Allocation and/or application for attorneys’ fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

         1.12  “Individual Defendants” means, collectively, Yuen and Leung.

         1.13  “Judgment” means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.

         1.14  “Lead Counsel” means lead counsel appointed by the Court in the Litigation: Bernstein Litowitz Berger & Grossmann LLP, 12544 High Bluff Drive, Suite 150, San Diego, California 92130.

         1.15  “Lead Plaintiffs”means the Teachers’ Retirement System of Louisiana and the General Retirement System of the City of Detroit.

         1.16  “Person” means an individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and, as applicable, their respective spouses, heirs, predecessors, successors, representatives, or assignees.

         1.17  “Plan of Allocation” means a plan or formula of allocation of the Settlement Fund whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the Settlement, Taxes and Tax Expenses (as defined in ¶ 2.5(c) below) and such attorneys’ fees, costs, expenses and interest as may be awarded by the Court. Any Plan of Allocation is not part of this Stipulation and Gemstar and its Related Persons shall have no responsibility for, interest in, or liability with respect thereto.

         1.18  “Related Persons,” as to Gemstar means, as applicable, each of Gemstar’s past or present directors, officers, managers, employees, partners, members, principals, agents, underwriters, controlling shareholders, attorneys, accountants or auditors, banks or investment banks, financial advisors, consultants, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures or assigns, except the Individual Defendants and KPMG LLP (“KPMG”).

         1.19   “Released Claims” means, collectively, all Claims (including “Unknown Claims” as defined in ¶ 1.27 below) of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, whether based on federal, state, local statutory or common law or any other law, rule or regulation, asserted or that might have been asserted or that might be asserted, including, without limitation, Claims for negligence, gross negligence, recklessness, intentional conduct, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations against Gemstar and/or its Related Persons, by Lead Plaintiffs or any Representative Plaintiff or Class Member in any capacity, arising out of, based upon or related to the purchase, acquisition, sale, or retention of Gemstar common stock during the Class Period, the subject matter of the Litigation, or the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were or could have been alleged in the Litigation, and further including any and all Claims arising out of, relating to, or in connection with the Settlement or resolution of the Litigation. Notwithstanding the foregoing, “Released Claims” shall not include any Claims, known or unknown, that have been asserted or might have been asserted against the Individual Defendants and/or KPMG.

         1.20  “Released Persons” means Gemstar and its Related Persons.

         1.21  “Representative Plaintiffs” means each of the plaintiffs who filed a complaint in the Litigation.

         1.22  “Representative Plaintiffs’ Counsel” means counsel who have appeared for any of the Representative Plaintiffs in the Litigation.

         1.23   “Settlement Cash” means the Principal Cash of not less than $27.5 million deposited by Gemstar into an interest-bearing escrow account as further described in § 2.1(a), below and, if applicable, any Additional Settlement Cash (as further described in § 2.1(c)), along with any interest accrued thereon.

         1.24   “Settlement Fund” means, collectively, the Settlement Cash and the Settlement Stock.

         1.25   “Settlement Stock” means 4,105,090 shares of freely tradeable Gemstar common stock, as further described in ¶ 2.1(b), and subject to adjustment, and to the other terms and provisions set forth in Exhibit A attached hereto.

         1.26   “Settling Parties” means, collectively, Lead Plaintiffs on behalf of themselves and the Class Members, and Gemstar.

         1.27  “Unknown Claims” means any Released Claims which any Representative Plaintiff or Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement or not to exclude himself, herself, or itself from the Class. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiffs shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code Section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Upon the Effective Date, the Lead Plaintiffs shall expressly, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Lead Plaintiffs and Class Members may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but the Lead Plaintiffs shall expressly and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

       2.    The Settlement Terms

       2.1   The Settlement Amount:   The Settlement Amount is $67.5 million, subject to the other terms and conditions contained herein, consisting of the following:

               (a)     $42.5 million in cash paid by Gemstar as follows:

         (i)        Principal Cash: On March 10, 2004, Gemstar paid $27.5 million in cash (“Principal Cash”) into an interest bearing escrow account (the “Escrow Account”) administered by an independent Escrow Agent designated and jointly controlled by Gemstar and Lead Counsel until Final Approval of the Settlement by the Court (“Final Approval”). Immediately following Final Approval, Gemstar shall relinquish all control over the Escrow Account, and Lead Counsel shall retain sole control over the Escrow Account.

         (ii)        SEC Cash: On March 10, 2004, Gemstar paid into a segregated bank account (the “SEC Account”), $15 million in cash. Upon the execution of this Stipulation, Gemstar shall transfer that sum (plus interest accrued thereon) from the SEC Account into the Escrow Account. At any time prior to 14 days before the Settlement Hearing (as defined below), Gemstar may, in its sole discretion, withdraw up up to $10 million from the Escrow Account to be used in connection with the resolution of the pending investigation of Gemstar by the United States Securities and Exchange Commission (“SEC”), provided that the terms of the resolution call for the SEC to seek Court approval to distribute the entirety of the amount withdrawn to Gemstar securities holders during the relevant period, pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes Oxley Act of 2002. Lead Counsel agrees to take such steps as are necessary to cause the Escrow Agent to release such sums to Gemstar. In the event that the Court does not ultimately approve such distribution, Gemstar shall repay into the Escrow Account the sums withdrawn pursuant to this Paragraph. In the event that the amount distributed is less than the amount withdrawn by Gemstar pursuant to this Paragraph, Gemstar shall repay into the Escrow Account only the difference between the amount withdrawn and the amount distributed.

               (b)     Settlement Stock: Subject to the terms and provisions set forth herein and in Exhibit A attached hereto, Gemstar shall transfer to the Class 4,105,090 shares of freely tradeable Gemstar common stock (which are registered or exempt from registration under the Securities Act of 1933).

               (c)     Additional Settlement Cash: In the event that Gemstar exercises its right to substitute cash for Settlement Stock (“Additional Settlement Cash”) pursuant to Paragraph G of Exhibit A hereto, Gemstar shall deposit such amount into the Escrow Account on or before the date of the Settlement Hearing.

       2.2   Assignment of Claims Against KPMG: Gemstar shall assign to the Class all claims Gemstar may have against KPMG in connection with any professional services rendered by KPMG to Gemstar relating to transactions the accounting for which was subsequently restated (the “Assigned Claims”). The

         Class has direct claims against KPMG under the federal securities laws (the “Class Claims”) which are separate and distinct from the Assigned Claims.

               (a)     Allocation of Aggregate Recovery: The Assigned Claims will be prosecuted or pursued by Lead Counsel consistent with its duties to the Class under FRCP Rule 23. If the Class Claims and the Assigned Claims are resolved jointly (e.g., by means of a joint settlement of all claims against KPMG being asserted by the Class), Settling Parties agree to allocate the total consideration received by the Class as follows: 60% to the Class Claims; and 40% to the Assigned Claims. Lead Counsel, or such other counsel as may be directing settlement negotiations with KPMG on behalf of the Class, shall advise and consult with Gemstar regarding any such potential settlement.

               (b)     Allocation of Net Recovery on Assigned Claims: The Net Recovery (as defined below) on the Assigned Claims shall be shared between the Class and Gemstar as follows:

         (i)        “Net Recovery” means the total allocated recovery on the Assigned Claims, less any amount awarded against Gemstar on (or related to) such Assigned Claims, less 25% of such amount to cover attorneys’ fees and costs;

         (ii)        As soon as practical following Court approval of any settlement involving the Assigned Claims, the Class shall receive (A) the first $10 million of the Net Recovery; and (B) 50% of the balance of the Net Recovery after payment of the next $5 million to Gemstar as provided in subparagraph 2.2(b)(iii)(A) below.

         (iii)        As soon as practical following Court approval of any settlement involving the Assigned Claims, Gemstar shall receive (A) the next $5 million dollars of the Net Recovery, if any, after payment of the first $10 million of the Net Recovery to the Class as provided in subparagraph 2.2(b)(ii)(A) above; and (B) 50% of the Net Recovery thereafter, if any.

         2.3    Cooperation: Gemstar agrees to cooperate with Lead Plaintiffs in the prosecution of the claims against Yuen, Leung and KPMG by making witnesses within its control available to counsel for Lead Plaintiffs for interviews and testimony at reasonable times and upon reasonable notice. Subject to the penultimate sentence of this paragraph, Gemstar shall promptly produce to Lead Counsel documents relating to the restatement of Gemstar’s financial results that were produced to the SEC and additional documents related to such restatements that were withheld from production on grounds of privilege or other protections. Gemstar will waive the attorney-client privilege with respect to communications relating to the events or transactions that were the subject matter of the restatements of Gemstar’s financial results and the investigations relating thereto, except insofar as Gemstar has a good faith belief that such a waiver would be likely to have a significant negative impact on pending or threatened litigation with third parties, or on important business relationships. Disputes regarding privilege issues shall be referred to Mediator Charles Bakaly, Jr. for prompt mediation and, if no agreement can be reached, a binding determination.

       2.4    The Escrow Agent

               (a)     The Escrow Agent shall invest the cash in the Escrow Account pursuant to ¶¶ 2.1(a)(i) and 2.1(a)(ii) and, if applicable, ¶ 2.1(c) above in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof, or money market funds invested substantially in such instruments, and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then current market rates.

               (b)     The reasonable and necessary costs incurred in connection with providing notice to the Class, locating Class members, soliciting Class claims,

assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any, shall be paid out of the Escrow Account.

               (c)     Prior to Final Approval, no Settlement Cash shall be disbursed by the Escrow Agent without the prior written consent of Gemstar and Lead Counsel. Subsequent to Final Approval, no Settlement Cash shall be disbursed by the Escrow Agent without the written consent of Lead Counsel, or by order of the Court.

               (d)     All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to this Stipulation.

       2.5    Taxes

               (a)     Settling Parties shall treat the Escrow Account as being at all times a “qualified settlement fund” within the meaning of Treas. Reg. §1.468B-1. In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this paragraph, including the “relation-back election” (as defined in Treas. Reg. §1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of Lead Counsel to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

               (b)     For the purpose of §468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Escrow Account (including without limitation the returns described in Treas. Reg. §1.468B-2(k)(1)). Such returns (as well as the election described in ¶ 2.5 shall be consistent with ¶ 2.5 and in all events shall reflect that all Taxes, as defined below (including any estimated Taxes, interest or penalties), on the income earned by the Escrow Account shall be paid out of the Escrow Account as provided in ¶ 2.5 below.

               (c)     All: (i) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund that do not qualify as a “qualified settlement fund” for federal or state income tax purposes (“Taxes”); and (ii) expenses and costs incurred in connection with the operation and implementation of this ¶ 2.5 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this ¶ 2.5) (“Tax Expenses”), shall be paid out of the Escrow Account; in all events neither Gemstar nor its Related Persons nor its respective counsel shall have any liability or responsibility for the Taxes or the Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Escrow Account and shall be timely paid by Lead Counsel out of the Escrow Account without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. §1.468B-2(1)(2)); neither Gemstar nor its Related Persons or its counsel are responsible nor shall they have any liability therefore. The Settling Parties agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this ¶ 2.5.

               (d)     For the purpose of ¶ 2.5, references to the Escrow Account shall include the Settlement Cash and any earnings thereon.

       2.6   Termination Of Settlement

               (a)     In the event that this Stipulation is not approved, or is terminated or canceled, or if the Effective Date fails to occur for any reason, the Settlement Fund, less expenses actually incurred or due and owing in connection with notice, administration, Settlement Taxes and Tax Expenses, shall be refunded directly to Gemstar as described in ¶ 7.5 below.

       3.    Notice Order And Settlement Hearing

       3.1    Promptly after execution of this Stipulation, Lead Counsel shall submit this Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the “Notice Order”), substantially in the form and content of Exhibit B hereto, requesting, inter alia, the preliminary approval of the Settlement, and approval for the mailing and publication of the Notice of Pendency and Proposed Partial Settlement of Class Action (the “Notice”), substantially in the form and containing the content of Exhibits B-1 through B-3 hereto, which shall include the general terms of the Settlement set forth in this Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application as defined in ¶ 6.1 below and the date of the Settlement Hearing as defined below.

       3.2   Lead Counsel shall request that after notice is given, the Court hold a hearing (the “Settlement Hearing”) and approve the settlement of the Litigation as set forth herein. At the Settlement Hearing, Lead Counsel shall advise the Court that Gemstar will rely on Section 3(a)(10) of the Securities Act of 1933 as an exemption to registration of the Settlement Stock based on the Court’s approval of the Settlement, and request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.

       4.    Releases

       4.1   Upon the Effective Date, as defined in ¶ 1.9, the Lead Plaintiffs and Representative Plaintiffs do, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released, relinquished and discharged all Released Claims and any and all Claims arising out of, relating to, or in connection with the Settlement or resolution of the Litigation against the Released Persons (including Unknown Claims), whether or not such Class Member executes and delivers the Proof of Claim and Release.

       4.2   The Proof of Claim and Release to be executed by Class Members shall release all Released Claims against the Released Persons and shall be substantially in the form and content contained in Exhibit B-2 hereto.

       4.3   Upon the Effective Date, as defined in ¶ 1.9, Gemstar and the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Class Members and counsel to the Lead Plaintiffs from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.

      5.     Administration And Calculation Of Claims, Final Awards And
              Supervision And Distribution Of The Settlement Fund

       5.1    Lead Counsel, or their authorized agents, acting on behalf of the Class, and subject to such supervision and direction of the Court as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of the Net Settlement Fund (as defined below at ¶ 5.1(f)) to Authorized Claimants. The Settlement Fund shall be applied as follows:

               (a)     To pay the costs and expenses reasonably and actually incurred in connection with providing notice, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any;

                (b)     To pay the Taxes and Tax Expenses described in ¶ 2.5(c) above;

               (c)     To pay Lead Counsel and counsel for the Representative Plaintiffs their attorneys’ fees, expenses and costs with interest thereon (the “Fee and Expense Award”), if and to the extent allowed by the Court;

               (d)     To pay up to a total of $1.0 million to reimburse Lead Counsel for their ongoing out-of-pocket expenses in connection with prosecuting the Litigation against Yuen and Leung and, potentially, Class claims against KPMG; and,

               (e)    To return to Gemstar amounts, if any, due pursuant to ¶ 5.2(d) or, if no such amounts are yet calculable, to reserve in the Escrow Account the amounts due to be reserved pursuant to that Paragraph; and

               (f)     To distribute the balance of the Settlement Fund (the “Net Settlement Fund”) to Authorized Claimants as allowed by this Stipulation, the Plan of Allocation, or the Court.

       5.2    Upon the Effective Date and thereafter, and in accordance with the terms of this Stipulation, the Plan of Allocation, and upon such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following:

               (a)    Within one-hundred twenty (120) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release, substantially in the form of Exhibit B-2 hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

               (b)    Except as otherwise ordered by the Court, all Class Members who fail timely to submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to this Stipulation and the Settlement set forth herein, but will in all other respects be subject to and bound by the provisions of this Stipulation, the releases contained herein, and the Judgment.

               (c)     The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with the Plan of Allocation approved by the Court.

               (d)     In the event that the State of New Jersey (“NJ”) and/or Silvertree Capital LLC (“Silvertree”) elects to request exclusion from the Class, then, immediately prior to the date of distribution of the Net Settlement Fund to the Class, the Class and Lead Counsel agree to return to Gemstar, from the Escrow Account, the lesser of: (i) the value of the combined pro-rata shares of the Net Settlement Fund that NJ and Silvertree would have been entitled to receive, in Settlement Cash and Settlement Stock, as Class member pursuant to the Plan of Allocation approved by the Court; and (ii) the amount actually paid by Gemstar to NJ and Silvertree to resolve their pending claims against Gemstar. In the event that NJ’s or Silvertree’s action against Gemstar is still pending at the date of distribution of Settlement Amounts to the Class, the Class shall reserve in the Escrow Account an amount equal to subparagraph (i) above and, upon resolution of NJ’s and Silvertree’s actions against Gemstar, shall cause the Escrow Agent to pay to Gemstar the lesser of subparagraphs (i) and (ii) above. If, at the date of distribution of the Settlement proceeds to the Class, there is a dispute between Gemstar and the Class regarding the amount(s) due to be reserved pursuant to subparagraph (i) above, such dispute shall be referred to Mediator Charles Bakaly, Jr. for prompt mediation and, if no agreement can be reached, a binding determination.

       5.3    Neither Gemstar nor its respective Related Persons nor its respective counsel shall have any responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Settlement Fund, the Plan of

Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes, or any losses incurred in connection therewith.

       5.4    No Person shall have any claim against Lead Counsel or any claims administrator, or other agent designated by Lead Counsel, based on the distributions made substantially in accordance with this Stipulation and the Settlement contained herein, the Plan of Allocation approved by the Court, or further orders of the Court. The Class Members and Lead Counsel release: Gemstar; its Related Persons; and its counsel from any and all liability arising from or with respect to any of the foregoing.

       5.5    It is understood and agreed by the Settling Parties that any proposed Plan of Allocation, including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a part of this Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel this Stipulation or affect the finality of the Court’s Judgment approving this Stipulation and the Settlement set forth herein, or any other orders entered pursuant to this Stipulation.

       6.    Lead Counsel’s Attorneys’ Fees And Reimbursement Of Expenses

       6.1   Lead Counsel may submit an application or applications (the “Fee and Expense Application”) for distributions to them and counsel for the Representative Plaintiffs from the Settlement Fund: of (a) an award of attorneys’ fees; plus (b) reimbursement of expenses and costs incurred in connection with prosecuting the Litigation, plus any interest on such attorneys’ fees, costs and expenses at the same rate and for the same periods as earned by the Settlement Cash (until paid) as may be awarded by the Court (the “Fee and Expense Award”). Lead Counsel reserves the right to make additional applications for fees and expenses incurred.

       6.2    The attorneys’ fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court, shall be paid to Lead Counsel from the Settlement Fund, as ordered, immediately after the Court executes an order awarding such fees and expenses. Lead Counsel shall thereafter allocate the attorneys’ fees amongst Representative Plaintiffs’ Counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the prosecution and partial settlement of the Litigation. In the event that the Effective Date does not occur, or the Judgment or the order making the Fee and Expense Award is reversed or modified, or this Stipulation is canceled or terminated for any other reason, and in the event that the Fee and Expense Award has been paid to any extent, then Lead Counsel shall within ten (10) business days from receiving notice of the event which precludes the Effective Date from occurring or such reversal or modification, or from the date Lead Counsel receives notice from Gemstar’s counsel or from a court of appropriate jurisdiction, refund the fees, expenses and costs previously paid to them and/or Representative Plaintiffs’ Counsel from the Settlement Fund plus interest on the Settlement Cash at the same rate as earned on the Escrow Account in an amount consistent with such reversal or modification. Lead Counsel and each such Representative Plaintiffs’ Counsel’s law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph. Without limitation, each such law firm and its partners and/or shareholders agree that the Court may, upon application of Gemstar on notice to Lead Counsel and/or Representative Plaintiffs’ Counsel, summarily issue orders, including but not limited to judgment and attachment orders, and may make appropriate findings of or sanctions for contempt against them or any of them should such law firm fail to timely repay fees and expenses pursuant to this paragraph.

       6.3    The procedure for and the allowance or disallowance by the Court of the application by Lead Counsel for attorneys’ fees, costs and expenses to be paid out of the Settlement Fund are not part of the Settlement set forth in this Stipulation, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Stipulation, and any order or proceeding relating to the Fee and Expense Application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel this Stipulation, or affect or delay the finality of the Judgment approving this Stipulation and the Settlement of the Litigation against Gemstar.

       6.4   Neither Gemstar nor any of its Related Persons shall have any responsibility for, or interest in, or liability whatsoever with respect to, any payment to Lead Counsel or Representative Plaintiffs’ Counsel from the Settlement Fund.

       6.5    Neither Gemstar nor any of its Related Persons shall have any responsibility for, or interest in, or liability whatsoever with respect to the allocation among Representative Plaintiffs’ Counsel, and/or any other Person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Litigation.

       7.    Conditions Of Settlement, Effect Of
                 Disapproval, Cancellation Or Termination

       7.1    The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

               (a)     The Settlement has been approved by the Court following the Settlement Hearing;

               (b)     following such approval, Gemstar has transferred the balance of the Settlement Stock to the Class;

               (c)    the Court has entered the Notice Order, as required by ¶ 3.1, above;

               (d)     Gemstar has not exercised its option to terminate this Stipulation pursuant to ¶ 7.4 below;

               (e)     the Court has entered the Judgment, or a judgment substantially in the form and substance of Exhibit C hereto; and

               (f)     the Judgment has become Final.

       7.2    Upon the occurrence of all of the events referenced in ¶ 7.1 above, any and all remaining interest or right of Gemstar in or to the Settlement Fund, if any, shall be absolutely and forever extinguished, except for those rights set forth in ¶ 5.2(d) above.

       7.3    If all of the conditions specified in ¶ 7.1 are not met, then this Stipulation shall be canceled and terminated subject to ¶ 7.5 unless Lead Counsel and Gemstar mutually agree in writing, each in its sole discretion, to proceed with this Stipulation.

       7.4    Gemstar shall have the option to terminate the Settlement in the event that holders of an aggregate number of shares of Gemstar common stock purchased or otherwise acquired during the Class Period (and retained throughout the Class Period) who timely and validly request exclusion from the Class equals or exceeds a certain percentage of the total number of shares purchased or otherwise acquired during the Class Period and retained throughout the Class Period, as set forth in the Memorandum of Understanding. If NJ and/or Silvertree request exclusion from the Class, any shares retained by these entities will not be counted toward this termination option. This termination option must be exercised by Gemstar no later than fourteen (14) days before the Settlement Hearing.

       7.5    Unless otherwise ordered by the Court, in the event this Stipulation shall terminate, or be canceled, or the Effective Date does not occur for any reason, within five (5) business days after written notification of such event is sent by Gemstar to the Escrow Agent, the Settlement Cash, including accrued interest less expenses and any costs which have either been disbursed, or are determined to be incurred and chargeable to settlement administration notice or taxes, shall be refunded by the Escrow Agent pursuant to written instruction from Gemstar. At the request of Gemstar, the Escrow Agent or its designee shall apply for any tax refund owed to the Settlement Cash and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, to Gemstar as applicable.

       7.6    In the event that this Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, or the Effective Date does not occur for any reason, the Settling Parties shall be restored to their respective positions in the Litigation as of February 9, 2004. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Litigation or in any other proceeding for any purpose, and any Judgment or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys’ fees, costs, expenses and interest awarded by the Court shall constitute grounds for cancellation or termination of the Stipulation. If the Effective Date does not occur, or if this Stipulation is terminated pursuant to its terms, neither Lead Plaintiffs nor Lead Counsel shall have any obligation to repay any amounts actually and properly disbursed for costs of administration, notice and taxes. In addition, any expenses already incurred and properly chargeable to costs of administration, notice and taxes at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of this Stipulation prior to the balance being refunded in accordance with ¶ 7.5 above.

       8.    Miscellaneous Provisions

       8.1   The Settling Parties: (a)acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

       8.2    Gemstar warrants that, at the time any of the payments provided for herein were made, it was not insolvent, and the payment of the Settlement Amount will not render it insolvent.

       8.3    The Settling Parties intend the Settlement to be a final and complete resolution of all Released Claims and all matters encompassed within the scope of any releases set forth or referenced herein. The Settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. While retaining their right to deny that the claims advanced in the Litigation were meritorious, Gemstar in any statement made to any media representative (whether or not for attribution) will not deny that the Litigation was filed in good faith and is being settled voluntarily after consultation with competent legal counsel. The Final Judgment will contain a statement that during the course of the Litigation, Lead Plaintiffs, Gemstar and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11. The Settling Parties agree that the Settlement Amount and the other terms of the Settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Litigation was brought or defended in bad faith or without a reasonable basis.

       8.4    Neither this Stipulation nor the Settlement contained herein, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of Gemstar or any Released Person; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of Gemstar or any Released Person in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (c) is or may be admissible in any proceeding except an action to enforce or interpret the terms of this Stipulation, the Settlement contained herein, and any other documents executed in connection with the performance of the agreements embodied herein. Gemstar and/or the other Released Persons may file this Stipulation and/or the Judgment in any action that may be brought against any of them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar, or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

       8.5    All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

       8.6    This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

       8.7    This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any party concerning this Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

       8.8    Lead Counsel, on behalf of the Class, is expressly authorized by the Lead Plaintiffs to take all appropriate actions required or permitted to be taken by the Class pursuant to this Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to this Stipulation on behalf of the Class which they deem appropriate.

       8.9   Each attorney or other person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so.

       8.10   This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

       8.11   This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

       8.12   The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Stipulation.

       8.13   This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles, except that it shall not be construed for or against any party as its drafter.

        IN WITNESS WHEREOF, the parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys.

Dated: April 16, 2004	Respectfully submitted,

BERNSTEIN LITOWITZ BERGER &
GROSSMANN LLP

By:  /s/  Blair A. Nicholas
Attorneys for Lead Plaintiffs The Teachers'
Retirement System of Louisiana and The General
Retirement System of the City of Detroit and Lead
Counsel for the Class

Dated: April 15, 2004	MUNGER, TOLLES &OLSON LLP By: /s/ Lawrence C. Barth Attorneys for Defendant Gemstar-TV Guide International, Inc.

BERNSTEIN LITOWITZ BERGER
    & GROSSMANN LLP
Alan Schulman (Bar No.128661)
Blair A. Nicholas (Bar No. 178428)
12544 High Bluff Drive, Suite 150
San Diego, CA 92130
Tel: (858) 793-0070
Fax: (858) 793-0323

Attorneys for Lead Plaintiffs
The Teachers’ Retirement
System of Louisiana and
The General Retirement System
of the City of Detroit and
Lead Counsel for the Plaintiff Class

MUNGER, TOLLES & OLSON, LLP
Ronald L. Olson (Bar No. 044597)
Lawrence C. Barth (Bar No. 123002)
355 South Grand Avenue, 35th Floor
Los Angeles, CA 90071
Tel: (213) 683-9100
Fax: (213) 687-3702

Attorneys for Defendant
Gemstar-TV Guide International, Inc.

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re GEMSTAR-TV GUIDE INTERNATIONAL INC SECURITIES LITIGATION This Document Relates To: All Actions.	Master File No. 02-CV-2775-MRP (PLAx) TERMS AND CONDITIONS RELATING TO SETTLEMENT STOCK EXHIBIT A

        The Settlement Stock referred to in the Stipulation of Settlement at § 2.1(b) is subject to the following terms and conditions:

         A.    Two Distributions. The Settling Parties contemplate that there will be two dates of distribution of the Settlement Stock (“Distribution Dates”): (i) the date of distribution of a portion of the Settlement Stock to Lead Counsel upon Final Approval; and (ii) the date of distribution of the balance of the Settlement Stock to class members in accordance with the claims administration process set forth and agreed to in the Stipulation of Settlement.

         B.    Stock Trading Price Guarantee.

     1.    “Stock Trading Price.” As used herein, Stock Trading Price means the dollar weighted average trading price per share for all round lot transactions in the stock on the Nasdaq National Market for the twenty (20) trading days ending on a pricing date (the “Pricing Date”), which shall be as close in time as is practical prior to a Distribution Date.

     2.    If the Stock Trading Price is less than $6.09 per share at a given Pricing Date, then Gemstar shall pay to the recipients of that distribution (i.e., class members or Lead Counsel as appropriate), on the applicable Distribution Date, an additional number of shares (the “Additional Shares”) equal to the result of the following formula (the “Stock Price Guarantee Differential”)

(Shares x $6.09) – (Shares x Stock Trading Price)
Stock Trading Price

For example, if the Stock Trading Price on the initial Pricing Date is $5.25 per share, Gemstar shall issue, in addition to a hypothetical 708,333 shares, the following number of shares:

(708,333 x $6.09) - (708,333 x $5.25)= 594,999.72 = 113,333 additional shares
$5.25                                              $5.25

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     3.    Gemstar, in its sole discretion, may elect to pay the applicable Stock Price Guarantee Differential to the recipients of that distribution in additional cash (by paying such amount into the Escrow Account), additional common stock, or a combination of additional cash and additional common stock. In the event that Gemstar elects to satisfy all, or a portion, of the Stock Price Guarantee with cash, the cash portion shall be equal the Stock Trading Price multiplied by the number of Additional Shares that Gemstar has elected not to issue in the form of common stock.

               C.      Stock Splits, Stock Dividends and Reverse Stock Splits. The share price and the total number of shares to be distributed on each Distribution Date will be adjusted to reflect any changes due to stock splits, stock dividends, reverse stock splits, or any conversions of stock resulting from a merger or acquisition that occur from the date of the Memorandum of Understanding until the time of the applicable distribution.

               D.    Costs.  All costs, including those of Gemstar’s transfer agent, incurred in issuing Settlement Stock to the Claims Administrator shall be borne by Gemstar.

               E.    Rights With Respect To The Settlement Stock.  In order that the Settlement may be distributed to and be fully and freely traded by the recipients without any restrictions, ten (10) days before the Settlement Hearing, Gemstar shall provide Lead Counsel with the written opinion of outside counsel substantially to the effect: (a) that if the Settlement Stock will be issued pursuant to a registration statement, the registration statement complies as to matters of form with the registration requirements of Section 5 of the Securities Act of 1933 or, if the Settlement Stock will be issued in reliance upon an exemption therefrom, that an exemption is available; (b) that the Settlement Stock is fully tradable without any restriction after distribution

               F.    Distribution. On the appropriate date, the Claims Administrator shall inform Gemstar’s counsel that claims processing has been completed and that all

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or a portion of the Settlement Stock shall be distributed to the Class. The Claims Administrator also shall provide Gemstar’s transfer agent with a list (in the form required by the transfer agent) identifying each Class Member who is entitled to receive stock and the number of shares of Settlement Stock to be issued to each such person. Gemstar shall direct its stock transfer agent to issue and distribute the Settlement Stock within fifteen (15) business days of receipt of the list of the persons and the amounts shown on said list.

               G.     Right to Substitute Cash. At its sole discretion, but not later than ten (10) business days before the Settlement Hearing, Gemstar shall have the option, by giving written notice to Lead Counsel, to substitute cash for up to 2,052,545 shares of Settlement Stock by paying $6.09 per share (up to $12,500,000 in the aggregate) into the Escrow Account on or before the date of the Settlement Hearing.

               H.     Limitation on Number of Shares. In no event shall the aggregate number of shares issuable hereunder exceed 19.9% of the total number of outstanding shares of Gemstar common stock on the date hereof. In the event that this limitation would result in a reduction of the aggregate value of the settlement proceeds distributable on any distribution date, Gemstar shall be obligated to provide an additional amount of cash to make up the difference.

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UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re GEMSTAR-TV GUIDE INTERNATIONAL INC SECURITIES LITIGATION This Document Relates To: All Actions.	Master File No. 02-CV-2775-MRP (PLAx) CLASS ACTION

[PROPOSED] ORDER PRELIMINARILY APPROVING
PARTIAL SETTLEMENT AND PROVIDING FOR NOTICE

EXHIBIT B

        WHEREAS, a consolidated class action is pending before this Court entitled In re Gemstar-TV Guide International Inc. Securities Litigation, Master File No. 02-CV-2775-MRP (PLAx) (the “Litigation”);

        WHEREAS, the Settling Parties having made an application, pursuant to Federal Rule of Civil Procedure 23(e), for an order approving the partial settlement of this Litigation, in accordance with a Stipulation of Partial Settlement dated as of April 13, 2004 (the “Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed partial settlement of the Litigation and for dismissal of the Litigation against Gemstar-TV Guide International, Inc. (“Gemstar”) with prejudice upon the terms and conditions set forth therein (the “Settlement”); and the Court having read and considered the Stipulation and the Exhibits annexed thereto; and

         WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Stipulation.

         NOW, THEREFORE, IT IS HEREBY ORDERED:

         1.     The Court finds and concludes, for the sole purpose of effectuating this Settlement, that pursuant to Rule 23 of the Federal Rules of Civil Procedure: (a) the members of the Class are so numerous that joinder of all Class Members in the class action is impracticable; (b) there are questions of law and fact common to the Class which predominate over any individual question; (c) the claims of the Plaintiffs are typical of the claims of the Class; (d) Lead Plaintiffs and Lead Counsel have fairly and adequately represented and protected the interests of the Class Members; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering: (i) the interests of the Class Members in individually controlling the prosecution of the separate actions; (ii) the extent and nature of any litigation concerning the controversy already commenced by the Class Members; (iii) the desirability or undesirability of concentrating the litigation of these claims in this particular forum; and (iv) the

1

difficulties likely to be encountered in the management of the Action. Based on the foregoing findings, the Court hereby certifies, solely for purposes of effectuating this Settlement, a Class defined as all Persons (other than those Persons who timely and validly request exclusion from the Class according to the procedures set forth herein) who: (i) purchased or otherwise acquired Gemstar common stock during the Class Period; and (ii) all Persons who acquired Gemstar common stock pursuant to the Registration Statement and Proxy Statement/Prospectus filed with the SEC on or about June 14, 2001 in connection with Gemstar’s merger with SkyMall, Inc. Excluded from the Class are Defendants, members of the immediate families of the Individual Defendants, any entity in which any Defendant has or had a controlling interest, present or former directors and officers of Gemstar, and the legal representatives, heirs, successors or assigns of any such Defendant.

         2.     The Court does hereby preliminarily approve the Stipulation and the Settlement set forth therein, subject to further consideration at the Settlement Hearing described below.

         3.     A hearing (the “Settlement Hearing”) shall be held on September 13, 2004 at 10 a.m., before the Honorable Mariana R. Pfaelzer, in the United States District Courthouse, Courtroom 12, located at 312 North Spring Street, Los Angeles, California 90012, to determine whether the proposed settlement of the Litigation on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to the Class and should be approved by the Court; whether a Judgment as provided in ¶ 1.13 of the Stipulation should be entered herein; whether the proposed Plan of Allocation should be approved; and to determine the amount of fees and expenses that should be awarded to Lead Counsel. The Court may adjourn the Settlement Hearing without further notice to Members of the Class.

         4.     The Court approves, as to form and content, the Notice of Pendency

2

and Proposed Partial Settlement of Class Action (the “Notice”), the Proof of Claim and Release form (the “Proof of Claim”), and Summary Notice for Publication (“Summary Notice”) annexed as Exhibits B-1, B-2 and B-3 hereto, and finds that the mailing and distribution of the Notice and publishing of the Summary Notice substantially in the manner and form set forth in this Order meets the requirements of Federal Rule of Civil Procedure 23 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

         5.     Lead Counsel is hereby authorized to retain the firm of The Garden City Group, Inc. as Claims Administrator to supervise and administer the notice procedure as well as the processing of claims as more fully set forth below:

                 (a)     Gemstar, or its stock transfer agent, shall deliver (in computer readable format if available) to the Claims Administrator on or before ten (10) days following entry of this Order, the names and addresses of Class Members maintained in the ordinary course of business;

                 (b)     Not later than twenty-one (21) days following entry of this Order, (the “Notice Date”), Lead Counsel shall cause a copy of the Notice and the Proof of Claim, substantially in the forms annexed as Exhibits B-1 and B-2 hereto, to be mailed by first class mail to all Class members who can be identified with reasonable effort and shall cause the Summary Notice to be published once in Investor’s Business Daily; and

                 (c)     At least seven (7) days prior to the Settlement Hearing, Lead Counsel shall serve on Gemstar’s counsel and file with the Court proof, by affidavit or declaration, of such mailing and publishing.

         6.     Nominees who purchased or otherwise acquired Gemstar common stock during the Class Period for the beneficial ownership of another Person shall send the Notice and the Proof of Claim to such beneficial owners of such Gemstar common stock within ten (10) days after receipt thereof, or send a list of the names

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and addresses of such beneficial owners to the Claims Administrator within ten (10) days of receipt thereof in which event the Claims Administrator shall promptly mail the Notice and Proof of Claim to such beneficial owners.

         7.     All Members of the Class shall be bound by all determinations and judgments in the Litigation concerning the Settlement, whether favorable or unfavorable to the Class.

         8.     Class Members who wish to participate in the Settlement shall complete and submit a Proof of Claim in accordance with the instructions contained therein. Unless the Court orders otherwise, all Proofs of Claim must be submitted no later than one hundred twenty (120) days from the Notice Date. Any Class Member who does not submit a Proof of Claim within such time shall be barred from sharing in the distribution of the proceeds of the Settlement Fund, unless otherwise ordered by the Court.

         9.     Any Member of the Class may enter an appearance in the Litigation, at his, her or its own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Lead Counsel.

         10.    Pending final determination of whether the Settlement should be approved, neither the Lead Plaintiffs nor any Class Member, either directly, representatively, or in any other capacity, shall commence against Gemstar or any of the Released Persons, any action or proceeding in any court or tribunal asserting any of the Released Claims.

         11.     Any Class member may, upon request, be excluded from the Class. Any such Person must submit to the Claims Administrator a request for exclusion (“Request for Exclusion”), postmarked no later than sixty (60) days following the Notice Date. A Request for Exclusion must state: (a) the name, address, and telephone number of the Person requesting exclusion; (b) the Person’s purchases, acquisitions and sales of Gemstar securities made during the Class Period, including the dates, the number and type of securities, and price paid or received

4

for each such purchase, acquisition or sale; and (c) that the Person wishes to be excluded from the Class. All Persons who submit valid and timely Requests for Exclusion in the manner set forth in this paragraph shall have no rights under the Stipulation or the Settlement, shall not share in the distribution of the Settlement Fund, and shall not be bound by the Stipulation or the Final Judgment. All persons who do not submit valid and timely Requests for Exclusion in the manner set forth herein shall be bound by the Stipulation and/or the Final Judgment.

         12.     Any Member of the Class may appear and show cause, if he, she or it has any, why the proposed Settlement of the Litigation should or should not be approved as fair, reasonable and adequate, or why a Judgment should or should not be entered thereon, why the Plan of Allocation should or should not be approved, or why attorneys’ fees and expenses should or should not be awarded to Lead Counsel and/or counsel for the Representative Plaintiffs; provided, however, that no Class Member or any other Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed settlement, or, if approved, the Judgment to be entered thereon approving the same, or the order approving the Plan of Allocation, or the attorneys’ fees and expenses to be awarded to Lead Counsel unless that Person has filed with the Clerk of the United States District Court for the Central District of California written objections, together with proof of that person’s or entity’s membership in the Class, no later than sixty (60) days following the Notice Date. Any such objections and proof of membership in the Class must also be served on and received by the following counsel for the settling parties no later than sixty (60) days following the Notice Date:

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Attorneys for the Lead Plaintiffs The Teachers'Retirement System of Louisiana and The General Retirement System of the City of Detroit	Attorneys for Gemstar-TV Guide International, Inc.

BERNSTEIN LITOWITZ BERGER &GROSSMANN LLP ALAN SCHULMAN BLAIR A. NICHOLAS 12544 High Bluff Drive, Suite 150 San Diego, CA 92130	MUNGER, TOLLES &OLSON LLP RONALD L. OLSON LAWRENCE C. BARTH 355 South Grand Avenue, 35th Floor Los Angeles, CA 90017

         13.     Any Member of the Class who does not make his, her or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed Settlement as incorporated in the Stipulation, to the Plan of Allocation, and to the award of attorneys’ fees and expenses to Lead Counsel, unless otherwise ordered by the Court.

         14.     The passage of title and ownership of the Settlement Fund to the Escrow Agent in accordance with the terms and obligations of the Stipulation is approved. No Person that is not a Class Member or counsel to the Representative Plaintiffs shall have any right to any portion of, or in the distribution of, the Settlement Fund unless otherwise ordered by the Court or otherwise provided in the Stipulation.

         15.     All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation, the Plan of Allocation and/or further order(s) of the Court.

         16.    All papers in support of the settlement, the Plan of Allocation, and any application by Lead Counsel for attorneys’ fees or reimbursement of expenses shall be filed with the Court and served seven (7) days prior to the Settlement Hearing.

         17.     Neither Gemstar, nor its Related Persons shall have any responsibility for, nor interest in, the investment or distribution of the Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, any

6

application for reimbursement of attorneys’ fees or reimbursement of expenses submitted by Lead Counsel, or the payment, or withholding of taxes, or any losses incurred in connection therewith, and such matters will be considered separately from the fairness, reasonableness and adequacy of the Settlement.

         18.     At or after the Settlement Hearing, the Court shall determine whether the Plan of Allocation proposed by Lead Counsel, and any application for attorneys’ fees or reimbursement of expenses, shall be approved.

         19.     All reasonable expenses incurred in identifying and notifying Class Members, as well as administering the Settlement Fund, shall be paid as set forth in the Stipulation. In the event the Settlement is not approved by the Court, or otherwise fails to become effective, neither the Lead Plaintiffs nor their counsel shall have any obligation to repay any such expenses actually and properly disbursed from the Settlement Fund.

         20.     Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by Gemstar or its Released Persons of the truth of any of the allegations in the Litigation, or of any liability, fault or wrongdoing of any kind.

         21.     The Court reserves the right to adjourn the date of the Settlement Hearing without further notice to the Members of the Class, and retains jurisdiction to consider all further applications arising out of or connected with the proposed settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the Class.

          IT IS SO ORDERED.

Dated: , 2004	————————————————————— HONORABLE MARIANA R.PFAELZER UNITED STATES DISTRICT COURT JUDGE

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BERNSTEIN LITOWITZ BERGER
    & GROSSMANN LLP
Alan Schulman (Bar No.128661)
Blair A. Nicholas (Bar No. 178428)
12544 High Bluff Drive, Suite 150
San Diego, CA 92130
Tel: (858) 793-0070
Fax: (858) 793-0323

Attorneys for Lead Plaintiffs
The Teachers’ Retirement
System of Louisiana and
The General Retirement System
of the City of Detroit and
Lead Counsel for the Plaintiff Class

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re GEMSTAR-TV GUIDE INTERNATIONAL INC SECURITIES LITIGATION This Document Relates To: All Actions.	Master File No. 02-CV-2775-MRP (PLAx) CLASS ACTION

NOTICE OF PENDENCY AND PROPOSED
PARTIAL SETTLEMENT OF CLASS ACTION

EXHIBIT B-1

TO:	ALL PERSONS AND ENTITIES WHO PURCHASED OR OTHERWISE ACQUIRED GEMSTAR-TV GUIDE INTERNATIONAL, INC. ("GEMSTAR") COMMON STOCK BETWEEN JUNE 1, 2000 THROUGH APRIL 1, 2002 AND ALL PERSONS OR ENTITIES WHO EXCHANGED SKYMALL INC. ("SKYMALL") COMMON STOCK FOR GEMSTAR COMMON STOCK ON OR ABOUT JULY 18, 2001

               PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION. PLEASE NOTE THAT IF YOU ARE A CLASS MEMBER, YOU MAY BE ENTITLED TO SHARE IN THE PROCEEDS OF THE SETTLEMENT DESCRIBED IN THIS NOTICE. TO CLAIM YOUR SHARE OF THE SETTLEMENT PROCEEDS, YOU MUST SUBMIT A VALID PROOF OF CLAIM POSTMARKED ON OR BEFORE __________.

        This Notice has been sent to you pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Central District of California (the “Court”). The purpose of this Notice is to inform you of the pendency of this class action (the “Litigation”) and the proposed partial settlement of the Litigation against Gemstar only (the “Settlement”), and of the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement. This Notice describes the rights you may have in connection with your participation in the Settlement, what steps you may take in relation to the Settlement and this class action litigation, and alternatively, what steps you must take if you wish to be excluded from the Settlement and this class action.

        Statement of Plaintiffs’ Recovery:   Under the terms of the Settlement, the total settlement amount is $67,500,000, which will be paid in cash and stock and will include interest that accrues prior to distribution. The cash amount of the Settlement is $42,500,000, of which at least $32,500,000 will be paid to the Class directly and of which up to $10,000,000 may be paid to Gemstar securities investors during the relevant period through the Securities and Exchange

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Commission (“SEC”) pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes Oxley Act of 2002. In addition, Gemstar will issue 4,105,090 shares of common stock which was valued at $6.09 per share on the date the terms of the Settlement were reached, or $25,000,000 million in the aggregate. The number of shares issued by Gemstar will increase if the price per share of Gemstar common stock at or about the time of distribution to the members of the Class is less than $6.09 per share. The agreement also provides Gemstar with the option to substitute cash for up to 2,052,545 of Gemstar shares at $6.09 per share prior to the Settlement being finally approved by the Court.

        Under the terms of the Settlement, Gemstar will also assign to the Class all claims Gemstar may have against KPMG LLP (“KPMG”) in connection with any professional services rendered by KPMG to Gemstar relating to transactions the accounting for which was subsequently restated. In addition, Lead Plaintiffs are continuing to prosecute in this Litigation the Class’ securities fraud claims against Gemstar’s former Chief Financial Officer and Chief Executive Officer.

        Based on Lead Plaintiffs’ estimate of the number of shares entitled to participate in the settlement and the anticipated number of claims to be submitted by Class Members, the average distribution per share of common stock would be approximately $0.43 before deduction of Court-approved fees and expenses. However, your actual recovery from this fund will depend on a number of variables including the number of claimants, the number of shares you purchased or acquired, the expense of administering the claims process, and the timing of your purchases, acquisitions and sales, if any.

         Statement of Potential Outcome of the Litigation:  Lead Plaintiffs and Gemstar do not agree on the average amount of damages per share, if any, that would be recoverable if Lead Plaintiffs were to have prevailed on each claim asserted against Gemstar. The issues on which Lead Plaintiffs and Gemstar disagree include: (1) the appropriate economic model for determining the amount

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by which Gemstar common stock was allegedly artificially inflated (if at all) during the Class Period; (2) the amount by which Gemstar common stock was allegedly artificially inflated (if at all) during the Class Period; (3) the effect of various market forces influencing the trading price of Gemstar common stock at various times during the Class Period; (4) the extent to which external factors, such as general market conditions, influenced the trading price of Gemstar common stock at various times during the Class Period; (5) the extent to which the various matters that Lead Plaintiffs alleged were materially false or misleading influenced (if at all) the trading price of Gemstar common stock at various times during the Class Period; (6) the extent to which the various allegedly adverse material facts that Lead Plaintiffs alleged were omitted influenced (if at all) the trading price of Gemstar common stock at various times during the Class Period; and (7) whether the statements made or facts allegedly omitted were false, material or otherwise actionable under the federal securities laws.

        Lead Counsel believes that the Settlement is in the best interests of the Class. Because of the risks associated with continuing to litigate and proceeding to trial, there was a danger that Lead Plaintiffs would not have prevailed on any or all of the claims, in which case the Class would receive nothing or less than the Settlement Fund. For example, Lead Plaintiffs faced the possibility that all of the claims against Gemstar would be dismissed in response to motions by Gemstar.

         Statement of Attorneys’ Fees and Costs:   Counsel for the Lead Plaintiffs have received no payment for their services in conducting the Litigation on behalf of the Lead Plaintiffs and the members of the Class, nor have they been reimbursed for their out-of-pocket expenditures. If the settlement is approved by the Court, Lead Counsel in this case will apply to the Court for attorneys’ fees up to 17% of the settlement proceeds paid directly to the Class, and reimbursement of out-of-pocket expenses not to exceed $600,000 to be paid from the settlement proceeds, and interest thereon. Lead Counsel will not apply for attorney fees or reimbursement

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of expenses on settlement proceeds that are paid to Gemstar securities holders through the SEC. The attorney fee request is pursuant to a fee agreement negotiated between Lead Plaintiffs and Lead Counsel. If the amount requested by Lead Counsel is approved by the Court, the average cost per share would be approximately $0.07. The average cost per share could vary depending on the number of shares for which claims are filed.

        This Notice is not an expression of any opinion by the Court about the merits of any of the claims or defenses asserted by any party in this Litigation or the fairness or adequacy of the Settlement.

        For further information regarding this settlement you may contact: Blair A. Nicholas, Bernstein Litowitz Berger & Grossmann LLP, 12544 High Bluff Drive, Suite 150, San Diego, California 92130, Telephone: (858) 793-0070. Please do not call any representative of Gemstar or the Court.

I.    NOTICE OF HEARING ON PROPOSED SETTLEMENT

        A settlement hearing will be held on September 13, 2004, at 10:00 a.m., before the Honorable Mariana R. Pfaelzer, in the United States District Courthouse, Courtroom 12, located at 312 North Spring Street, Los Angeles, California 90012, for the purpose of determining: (1) whether the Settlement of the claims against Gemstar in the Litigation for the sum of approximately $67,500,000 in cash and stock, plus accrued interest, should be approved by the Court as fair, reasonable and adequate and, therefore, this Litigation against Gemstar should be dismissed with prejudice as set forth in the Stipulation of Settlement dated as of April 13, 2004 (the “Stipulation”); (2) whether the Plan of Allocation is fair and equitable and therefore should be approved; and (3) whether the application of Lead Counsel for the payment of attorneys’ fees, reimbursement of expenses and interest thereon should be approved. The Court may adjourn or continue the Settlement Hearing without further notice to the Class. Pending final determination of whether the settlement should be approved, neither the Lead

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Plaintiffs nor any Class Member, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court or tribunal asserting any of the Released Claims.

II.    DEFINITIONS USED IN THIS NOTICE

         In addition to the terms defined elsewhere herein, the following terms have the meanings specified below:

         1.     “Claims” means claims, demands, rights, liabilities, suits, obligations, matters, issues, causes of action and all other legal responsibilities, of any form or nature whatsoever.

         2.     “Class” means a class consisting of all Persons (other than those Persons who timely and validly request exclusion from the Class) who: (i) purchased or otherwise acquired Gemstar common stock during the Class Period; and (ii) all Persons who acquired Gemstar common stock pursuant to the Registration Statement and Proxy Statement/Prospectus filed with the SEC on or about June 14, 2001 in connection with Gemstar’s merger with SkyMall, Inc. Excluded from the Class are Defendants, members of the immediate families of the Individual Defendants, any entity in which any Defendant has or had a controlling interest, present or former directors and officers of Gemstar, and the legal representatives, heirs, successors or assigns of any such Defendant.

         3.     “Class Member” means a Person who falls within the definition of the Class as set forth above.

        4.      “Class Period” means the period commencing on June 1, 2000 and continuing up to and through April 1, 2002.

         5.     “Individual Defendants” means, collectively, Henry C. Yuen and Elsie Ma Leung.

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         6.     “Lead Counsel” means lead counsel appointed by the Court in the Litigation: Bernstein Litowitz Berger & Grossmann LLP, 12544 High Bluff Drive, Suite 150, San Diego, California 92130.

        7.      “Lead Plaintiffs” means the Teachers’ Retirement System of Louisiana and the General Retirement System of the City of Detroit.

         8.     “Person” means an individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and, as applicable, their respective spouses, heirs, predecessors, successors, representatives, or assignees.

         9.     “Related Persons,” as to Gemstar means, as applicable, each of Gemstar’s past or present directors, officers, managers, employees, partners, members, principals, agents, underwriters, controlling shareholders, attorneys, accountants or auditors, banks or investment banks, financial advisors, consultants, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures or assigns, except the Individual Defendants and KPMG.

         10.     “Released Claims” means, collectively, all Claims (including “Unknown Claims” as defined below) of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, whether based on federal, state, local statutory or common law or any other law, rule or regulation, asserted or that might have been asserted or that might be asserted, including, without limitation, Claims for negligence, gross negligence, recklessness, intentional conduct, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations against Gemstar and/or its Related Persons, by Lead Plaintiffs or any Representative Plaintiff or Class Member in any capacity, arising out of, based

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upon or related to the purchase, acquisition, sale, or retention of Gemstar common stock during the Class Period, the subject matter of the Litigation, or the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were or could have been alleged in the Litigation, and further including any and all Claims arising out of, relating to, or in connection with the Settlement or resolution of the Litigation. Notwithstanding the foregoing, “Released Claims” shall not include any Claims, known or unknown, that have been asserted or might have been asserted against the Individual Defendants and/or KPMG, LLP.

         11.     “Released Persons” means Gemstar and its Related Persons.

         12.     “Representative Plaintiffs” means each of the plaintiffs who filed a complaint in the Litigation.

         13.    “Representative Plaintiffs’ Counsel” means counsel who have appeared for any of the Representative Plaintiffs in the Litigation.

         14.     “Settling Parties” means, collectively, Lead Plaintiffs on behalf of themselves and the Class Members, and Gemstar.

         15.     “Unknown Claims” means any Released Claims which any Representative Plaintiff or Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement or not to exclude himself, herself, or itself from the Class. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiffs shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code Section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of

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executing the release, which if known by him must have materially affected his settlement with the debtor.

Upon the Effective Date, the Lead Plaintiffs shall expressly, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Lead Plaintiffs and Class Members may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but the Lead Plaintiffs shall expressly and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

         17.    Any terms not defined herein shall have the same definition as set forth in the Stipulation.

III.    THE LITIGATION

        On and after April 3, 2002, actions were filed in the United States District Court for the Central District of California (the “Court”) as securities class actions on behalf of persons who purchased or otherwise acquired common stock of Gemstar or acquired Gemstar common stock in exchange for SkyMall Inc. common stock in connection with the acquisition of SkyMall by Gemstar on or about July 18, 2002. By Order dated August 9, 2002, these actions were

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consolidated for all purposes as In re Gemstar-TV Guide International Inc. Securities Litigation, Master File No. 02-CV-2775-MRP (the “Litigation”), and the Court appointed the Teachers’ Retirement System of Louisiana and the General Retirement System of the City of Detroit as the Lead Plaintiffs, and the law firm of Bernstein Litowitz Berger & Grossmann LLP as Lead Counsel.

        On December 13, 2002, Lead Plaintiffs filed the First Amended Consolidated Class Action Complaint (“First Amended Complaint”) against Gemstar and the Individual Defendants (collectively, the “Defendants”). The First Amended Complaint alleged that the Individual Defendants caused Gemstar to materially misstate its financial results throughout the Class Period in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), Sections 11 and 15 of the Securities Act of 1933 (the “Securities Act”), and Securities and Exchange Commission (“SEC”) Rule 10b-5.

        By Order dated August 15, 2003, the Court dismissed all claims alleged in the First Amended Complaint against all Defendants, but granted Lead Plaintiffs’ request to file an amended complaint. On October 10, 2003, Lead Plaintiffs filed the Second Amended Consolidated Class Action Complaint (“Second Amended Complaint”), which is the operative complaint in the Litigation as of this date. The Second Amended Complaint alleges that the Individual Defendants caused Gemstar to materially misstate its financial results throughout the Class Period in violation of Sections 10(b) and 20(a) of the Exchange Act, Sections 11 and 15 of the Securities Act, and SEC Rule 10b-5. On November 24, 2003, Defendants filed motions to dismiss all claims alleged in the Second Amended Complaint. This Settlement was reached between Lead Plaintiffs and Gemstar prior to the Court’s determination of Defendants’ motions to dismiss. Lead Plaintiffs are continuing to prosecute this Litigation against the Individual Defendants.

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IV.	CLAIMS OF THE LEAD PLAINTIFFS AND BENEFITS OF SETTLEMENT

        The Lead Plaintiffs believe that the claims asserted in the Litigation against Gemstar have merit. However, Lead Counsel recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Litigation against Gemstar through trial and through appeals. Lead Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. Lead Counsel is mindful of the inherent problems of proof under and possible defenses to the violations asserted in the Litigation and, as in any litigation, there exists a possibility that the Class could receive nothing, or less than the settlement amount, even if they were to prevail at trial. Based on its evaluation, Lead Counsel has determined that the Settlement is in the best interest of the Lead Plaintiffs and the Class.

V.     NO ADMISSION OF WRONGDOING OR LIABILITY

        Gemstar does not admit or concede, and has not admitted or conceded, any of the claims and contentions made by the Lead Plaintiffs or the Representative Plaintiffs in the Litigation. Among other things, Gemstar does not admit or concede, and has not admitted or conceded, the allegations that the Lead Plaintiffs or the Class have suffered damages, that the price of Gemstar’s common stock was artificially inflated as a result of Gemstar’s dissemination of materially false and misleading financial statements and/or as a result of concealment of material information, or that Lead Plaintiffs or the Class were harmed by the conduct alleged in the Litigation.

        Nonetheless, Gemstar has concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled against Gemstar in the manner and upon the terms and conditions set forth in this Stipulation. Gemstar also has taken into account the

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uncertainty and risks inherent in any litigation, especially in complex cases like the Litigation. Gemstar has, therefore, determined that it is desirable and beneficial to the Company that the Litigation be settled.

VI.     TERMS OF THE PROPOSED SETTLEMENT

        Under the terms of the Settlement, the total settlement amount is $67,500,000, which will be paid in cash and stock and will include interest that accrues prior to distribution. The cash amount of the Settlement is $42,500,000, of which at least $32,500,000 will be paid to the Class directly and of which up to $10,000,000 may be paid to Gemstar securities investors during the relevant period through the SEC pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes Oxley Act of 2002. In addition, Gemstar will issue 4,105,090 shares of common stock (which were valued at $6.09 per share on the date the terms of the Settlement were reached or $25,000,000 million in the aggregate). The number of shares issued by Gemstar will increase if the price per share of Gemstar common stock at or about the time of distribution to the members of the Class is less than $6.09 per share. The agreement also provides the Company with the option to substitute cash for up to 2,052,545 of Gemstar shares at $6.09 per share prior to the final settlement being approved by the Court.

        Under the terms of the Settlement, Gemstar will also assign to the Class all claims Gemstar may have against KPMG in connection with any professional services rendered by KPMG to Gemstar relating to transactions the accounting for which was subsequently restated. In addition, Lead Plaintiffs are continuing to prosecute in this Litigation the Class’ securities fraud claims against Gemstar’s former Chief Financial Officer and Chief Executive Officer.

        The State of New Jersey (“NJ”) and Silvertree Capital LLC (“Silvertree”) have filed separate individual actions against Gemstar and others based on similar allegations as asserted in the Litigation. In the event that NJ and/or Silvertree request exclusion from the Class, immediately before the date of distribution of

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settlement proceeds to the Class, such proceeds will be reduced by the lesser of: (i) the value of the combined pro-rata shares of the settlement proceeds that NJ and Silvertree would have been entitled as Class member pursuant to the plan of allocation approved by the Court; and (ii) the amount actually paid by Gemstar to NJ and Silvertree to resolve their pending claims against Gemstar. In the event that NJ’s or Silvertree’s action against Gemstar is still pending at the date of distribution of the settlement proceeds to the Class, Lead Counsel shall reserve from the settlement proceeds an amount equal to subparagraph (i) above and, upon resolution of NJ’s and Silvertree’s actions against Gemstar, shall pay to Gemstar the lesser of subparagraphs (i) and (ii) above.

        A portion of the settlement proceeds will be used for certain administrative expenses, including costs of printing and mailing of this Notice, the cost of publishing a newspaper notice, payment of any taxes assessed against the settlement proceeds and costs associated with the processing of claims submitted and to pay for attorney fees, expenses and interest thereon awarded to Counsel for the Representative Plaintiffs. The balance of the Settlement Fund (the “Net Settlement Fund”) will be distributed according to the Plan of Allocation described below to Class Members who submit valid and timely Proof of Claim forms.

VII.     PLAN OF ALLOCATION

        The Net Settlement Fund will be distributed to Class Members who submit valid and timely Proof of Claim forms (“Authorized Claimants”) under the Plan of Allocation described below. If the amount in the Net Settlement Fund is not sufficient to permit payment of the total claim of each Authorized Claimant, then each Authorized Claimant shall be paid the percentage of the Net Settlement Fund that each Authorized Claimant’s claim bears to the total of the claims of all Authorized Claimants. Payment in this manner shall be deemed conclusive against all Authorized Claimants.

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        The Plan of Allocation provides that you will be eligible to participate in the distribution of the Net Settlement Fund only if you have a net loss on all transactions in Gemstar common stock purchased or otherwise acquired during the Class Period. The total of all profits shall be subtracted from the total of all losses from transactions during the Class Period to determine if a Class Member has a claim.

        A claim will be calculated as follows:

         1.     For shares of Gemstar common stock that were purchased or otherwise acquired from June 1, 2000 through and including April 1, 2002, including shares of Gemstar common stock acquired in exchange for SkyMall Inc. common stock on or about July 18, 2001; and

                 a.    sold prior to April 2, 2002, the claim per share is $0;

                  b.    retained at the end of April 1, 2002, the claim per share is $3.07 per share.

        The date of purchase or sale is the “contract” or “trade” date as distinguished from the “settlement” date. The determination of the price paid per share and the price received per share shall be exclusive of all commissions, taxes, fees and charges.

        For Class Members who made multiple purchases or multiple sales during the Class Period, the earliest subsequent sale shall be matched with the earliest purchase and chronologically thereafter for purposes of the claim calculations.

        The Court has reserved jurisdiction to allow, disallow or adjust the claim of any Class Member on equitable grounds. In the case of Authorized Claimants who would otherwise receive less than 25 shares of Gemstar common stock in satisfaction of their claim, their claim shall be paid in cash only.

VIII.	ORDER CERTIFYING A SETTLEMENT CLASS FOR PURPOSES OF SETTLEMENT

          On ___________ the Court certified the Class, as defined above, for settlement purposes only.

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IX.     PARTICIPATION IN THE CLASS

        If you fall within the definition of the Class, you will remain a Class Member unless you elect to be excluded from the Class. If you do not request to be excluded from the Class, you will be bound by any judgment entered with respect to the settlement in the Litigation whether or not you file a Proof of Claim.

        If you wish to remain a Class Member, you do not need to do anything (other than timely file a Proof of Claim and Release if you wish to participate in the distribution of the Net Settlement Fund). Your interests will be represented by Lead Counsel. If you choose, you may enter an appearance individually or through your own counsel at your own expense.

        TO PARTICIPATE IN THE DISTRIBUTION OF THE NET SETTLEMENT FUND, YOU MUST TIMELY COMPLETE AND RETURN THE PROOF OF CLAIM AND RELEASE FORM THAT ACCOMPANIES THIS NOTICE. The Proof of Claim and Release must be postmarked on or before __________ and delivered to the Claims Administrator at the address below. Unless the Court orders otherwise, if you do not timely submit a valid Proof of Claim, you will be barred from receiving any payments from the Net Settlement Fund, but will in all other respects be bound by the provisions of the Stipulation and the Judgment.

X.     EXCLUSION FROM THE CLASS

        You may request to be excluded from the Class. To do so, you must mail a written request stating that you wish to be excluded from the Class to:

In re Gemstar-TV Guide International Inc. Securities Litigation c/o The Garden City Group, Inc. Claims Administrator P.O. Box 9000 #6216 Melville, NY 11747-9000

        The request for exclusion must state: (a) your name, address, and telephone number; (b) all purchases, acquisitions and sales of Gemstar common stock, including the dates of purchase, acquisition or sale, the number of shares of such

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common stock purchased, acquired or sold and the price paid or received per share; and (c) that you wish to be excluded from the Class. YOUR EXCLUSION REQUEST MUST BE POSTMARKED ON OR BEFORE _________. If you submit a valid and timely request for exclusion, you shall have no rights under the settlement, shall not share in the distribution of the Net Settlement Fund, and shall not be bound by the Stipulation or the Judgment.

XI.     DISMISSAL AND RELEASES

        If the Settlement is approved, the Court will enter a Final Judgment and Order of Partial Dismissal of the Litigation with Prejudice (“Judgment”). The Judgment will dismiss the Released Claims with prejudice as to all Released Persons. The Judgment will also dismiss the Litigation as to Gemstar, with prejudice.

        The Judgment will provide that all Class Members who do not validly and timely request to be excluded from the Class shall be deemed to have released and forever discharged all Released Claims (to the extent Members of the Class have such claims) against all Released Persons.

XII.     APPLICATION FOR FEES AND EXPENSES

        At the Settlement Hearing, Lead Counsel will apply to the Court for attorneys’ fees up to 17% of the settlement proceeds paid directly to the Class, and reimbursement of out-of-pocket expenses not to exceed $600,000. Lead Counsel will not apply for attorney fees or reimbursement of expenses on settlement proceeds that are paid to the Class through the SEC. Lead Counsel will also apply to the Court for the right to utilize up to $1,000,000 of the Settlement Fund to reimburse Lead Counsel for the ongoing out of pocket expense to prosecute the case against the Individual Defendants. Lead Counsel’s attorney fee request is based upon a fee agreement negotiated between Lead Plaintiffs and Lead Counsel. Class Members are not personally liable for any such fees or expenses.

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        To date, Counsel for the Lead Plaintiffs have not received any payment for their services in conducting this Litigation on behalf of Lead Plaintiffs and the Members of the Class, nor have they been reimbursed for their out-of-pocket expenses. The fee requested by Lead Counsel would compensate Counsel for the Representative Plaintiffs for their efforts in achieving the Settlement Fund for the benefit of the Class, and for their risk in undertaking this representation on a contingency basis. The fee requested is within the range of fees awarded to plaintiffs’ counsel under similar circumstances in litigation of this type.

XIII.     CONDITIONS FOR SETTLEMENT

        This Settlement is conditioned upon the occurrence of certain events described in the Stipulation. Those events include, among other things: (a) entry of the Judgment by the Court, as provided for in the Stipulation; and (b) expiration of the time to appeal from or alter or amend the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the settling parties will be restored to their respective positions as of February 9, 2004.

XIV.     THE RIGHT TO BE HEARD AT THE HEARING

        Any Class Member who has not validly and timely requested to be excluded from the Class, and who objects to any aspect of the settlement, the Plan of Allocation, or the application for attorneys’ fees, costs and expenses, may appear and be heard at the Settlement Hearing. Any such Person must submit a written notice of objection and such papers must be received on or before _______by each of the following:

CLERK OF THE COURT
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
312 North Spring Street, Rm. G-8
Los Angeles, CA 90012

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Attorneys for the Lead Plaintiffs The Teachers'Retirement System of Louisiana and The General Retirement System of the City of Detroit	Attorneys for Gemstar-TV Guide International, Inc.

BERNSTEIN LITOWITZ BERGER &GROSSMANN LLP ALAN SCHULMAN BLAIR A. NICHOLAS 12544 High Bluff Drive, Suite 150 San Diego, CA 92130	MUNGER, TOLLES & OLSON LLP RONALD L. OLSON LAWRENCE C. BARTH 355 South Grand Avenue, 35th Floor Los Angeles, CA 90017

        The notice of objection must demonstrate the objecting Person’s or Entity’s membership in the Class, including the number of shares of Gemstar common stock purchased, acquired and sold during the Class Period, and contain a statement of the reasons for objection. Unless otherwise ordered by the Court, any Class Member that does not timely file and serve a written objection waives the objection. Only Class Members who have submitted written notices of objections in this manner will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.

XV.     SPECIAL NOTICE TO NOMINEES

        If you purchased or acquired any Gemstar common stock during the Class Period as nominee for a beneficial owner, then, within ten (10) days after you receive this Notice, you must either: (a) send a copy of this Notice and the Proof of Claim by first class mail to all such Persons; or (b) provide a list of the names and addresses of such Persons to the Claims Administrator:

In re Gemstar-TV Guide International Inc. Securities Litigation c/o The Garden City Group, Inc. Claims Administrator P.O. Box 9000 #6216 Melville, NY 11747-9000

        If you choose to mail the Notice and Proof of Claim yourself, you may obtain from the Claims Administrator (without cost to you) as many additional copies of these documents as you will need to complete the mailing.

        Regardless of whether you choose to complete the mailing yourself or elect to have the mailing performed for you, you may obtain reimbursement for or

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advancement of reasonable administrative costs actually incurred or expected to be incurred upon submission of supporting documentation to the Claims Administrator.

XVI.     EXAMINATION OF PAPERS

        This Notice is a summary and does not describe all of the details of the Stipulation. For full details of the matters discussed in this Notice, you may review the Stipulation filed with the Court, which may be inspected during normal business hours, at the Office of the Clerk of the Court at the United States District Courthouse, 312 North Spring Street, Room G-8, Los Angeles, CA 90012.

        If you have any questions about the settlement of the Litigation, you may contact Lead Counsel by writing:

BERNSTEIN LITOWITZ BERGER GROSSMANN LLP ALAN SCHULMAN BLAIR A. NICHOLAS 12544 High Bluff Drive, Suite 150 San Diego, CA 92130

DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.

Dated: ____________, 2004	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA

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In re: Gemstar-TV Guide International, Inc. Securities Litigation

Must be Postmarked	c/o The Garden City Group, Inc.
No Later Than , 2004	Claim Administrator P.O. Box 9000 #6216 Merrick, NY 11566-9000 1-866-808-3566

PROOF OF CLAIM AND RELEASE

Claim Number:                                Control Number:

WRITE ANY NAME AND ADDRESS CORRECTIONS BELOW OR IF THERE IS NO PREPRINTED DATA TO THE LEFT, YOU MUST PROVIDE YOUR FULL NAME AND ADDRESS HERE.

Name:

IF THE ABOVE AREA IS BLANK, YOU MUST ENTER YOUR FULL NAME AND ADDRESS HERE –› –› –›	Address:

Please fill in the Social Security Number/Taxpayer ID Number if box is blank:	City:

State/Country:

Zip Code:

        Identity of Claimant: (Complete only the applicable portions)

Daytime Telephone Number: ( ) -	Individual Estate Trust	Partnership Corporation Two or more persons as joint owners
Evening Telephone Number: ( ) -	Agent or Attorney	Other ... (Describe on seperate sheet)
	IRA, Keogh or Other Type of Individual (indicate type of plan, mailing address, and	Retirement Plan name of current custodian)

I.  GENERAL INSTRUCTIONS

1.     To recover as a Member of the Class based on your claims in the action entitled In re Gemstar-TV Guide International, Inc. Securities Litigation, No. 02-CV-2775-MRP (PLAx) (the “Litigation”), you must complete and, on page 5 hereof, sign this Proof of Claim and Release. If you fail to file a properly addressed (as set forth in paragraph 3 below) Proof of Claim and Release, your claim may be rejected and you may be precluded from any recovery from the Settlement Fund created in connection with the proposed settlement of the Litigation.

2.     Submission of this Proof of Claim and Release, however, does not assure that you will share in the proceeds of settlement in the Litigation.

3.     YOU MUST MAIL YOUR COMPLETED AND SIGNED PROOF OF CLAIM AND RELEASE POSTMARKED ON OR BEFORE _ _ _ _ _ _ _ _ _, 2004, ADDRESSED AS FOLLOWS:

In re Gemstar-TV Guide International, Inc. Securities Litigation The Garden City Group, Inc. c/o Claims Administrator P.O. Box 9000 #6216 Merrick, NY 11566-9000 1-866-808-3566

If you are NOT a Member of the Class (as defined in the Notice of Pendency and Proposed Settlement of Class Action) DO NOT submit a Proof of Claim and Release Form.

4.     If you are a Member of the Class, you are bound by the terms of any Judgment entered in the Litigation, WHETHER OR NOT YOU SUBMIT A PROOF OF CLAIM AND RELEASE.

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II.   CLAIMANT IDENTIFICATION

1.     If you purchased Gemstar common stock and held the certificate(s) in your name, you are the beneficial purchaser/seller as well as the record purchaser/seller. If, however, you purchased Gemstar common stock on the open market and the certicficate(s) were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial purchaser/seller and the third party is the record purchaser/seller.

2.     Use section entitled “CORRECTIONS OR ADDITIONAL INFORMATION” to identify each purchaser/seller of record (“nominee”), if different from the beneficial purchaser of Gemstar stock which form the basis of this claim. THIS CLAIM MUST BE FILED BY THE ACTUAL BENEFICIAL PURCHASER/SELLER OR PURCHASERS/SERLLERS, OR THE LEGAL REPRESENTATIVE OF SUCH PURCHASER/SERLLER OR PURCHASERS/SELLERS, OF THE GEMSTAR COMMON STOCK UPON WHICH THIS CLAIM IS BASED.

3.     All joint purchasers/sellers must sign this claim. Executors, administrators, guardians, conservators and trustees must complete and sign this claim on behalf of Personas represented by them, and proof of their authority must accompany this claim and their titles or capacities must be stated. The Social Security (or taxpayer identification) number and telephone number of the beneficial owner may be used in verifying the claim. Failure to provide the foregoing information could delay verification of your claim or result in rejection of the claim

III.  CLAIM FORM

1.     Use section entitled: “Schedule of Transactions in Gemstar Common Stock” to supply all required details of your transaction(s) in Gemstar common stock. If you need more space or additional schedules, attach separate sheets giving all of the required information in substantially the same form. Sign and print or type your name on each additional sheet.

2.     On the schedules, provide all of the requested information with respect to all of your purchases, acquisitions and sales of Gemstar common stock which took place at any time beginning June 1, 2000 through and including April 1, 2002 (the “Class Period”), whether such transactions resulted in a profit or a loss. Failure to report all such transactions may result in the rejection of your claim.

3.     List each transaction in the Class Period separately and in chronological order, by trade date, beginning with the earliest. You must accurately provide the month, day and year of each transaction you list.

4.     The date of a “short sale” of common stock is deemed to be the date of sale of Gemstar common stock. The date covering a “short sale” of common stock is the actual trade date of purchase of Gemstar common stock.

5.     Photocopies of broker confirmation slips, stock brokers statements, relevant portions of your tax return or other documents evidencing each purchase, acquisition, sale or retention of Gemstar common stock should be attached to your claim. Failure to provide this documentation could delay verification of your claim or result in rejection of your claim.

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SCHEDULE OF TRANSACTIONS IN GEMSTAR COMMON STOCK
Separately list each of your purchases, acquisitions, and sales of Gemstar common stock below. Attach a separate schedule if more space is needed. Be sure to include your name and Social Security number or Tax ID number on any additional sheets. The date of purchase or sale is the “trade” or “contract” date, and not the “settlement” or “payment” date.

COMMON STOCK

SECTION B:	BEGINNING HOLDINGS: Number of shares of Gemstar common stock held at the close of trading on May 31, 2000:
SECTION P:	PURCHASES OR OTHER ACQUISITIONS: of Gemstar common stock between June 1, 2000, and continuing up and through April 1, 2002 (including shares of Gemstar common stock acquired in exchange for Skymall Inc. common stock on or about July 18, 2001):

Trade Date(s) of Purchase or Acquisition (List Chronologically Month/Day/Year)	Number of Shares of Common Stock Purchased or Acquired	Purchase Price Per Share of Common Stock	Total Purchase Price (excluding commission, taxes, and fees)

/ /	$	$
/ /	$	$
/ /	$	$
/ /	$	$

SECTION S:	SALES: of Gemstar common stock between June 1, 2000, and April 1, 2002, inclusive. Please list in chronological order.

Trade Date(s) of Sale (List Chronologically Month/Day/Year)	Number of Shares of Common Stock Sold	Sale Price Per Share of Common Stock	Total Proceeds (excluding commission, taxes, and fees)

/ /	$	$
/ /	$	$
/ /	$	$
/ /	$	$

SECTION U:	UNSOLD HOLDINGS: Number of shares of Gemstar common stock held at the close of trading on April 1, 2002:

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IV.   SUBMISSION TO JURISDICTION OF COURT AND ACKNOWLEDGEMENTS

        I submit this Proof of Claim and Release under the terms of the Stipulation of Settlement (the “Stipulation”) described in the Notice of Pendency and Proposed Partial Settlement of Class Action (“Notice”), which I have read. I also submit to the jurisdiction of the United States District Court for the Central District of California with respect to my claim as a Class Member and for purposes of enforcing the release set forth herein. I further acknowledge that I am bound by and subject to the terms of any judgment that may be entered in the Litigation. I agree to furnish additional information to Lead Counsel to support this claim if required to do so. I have not submitted any other claim covering the same purchases, acquisitions, or sales of Gemstar common stock during the Class Period and know of no other Person having done so on my behalf.

V.   RELEASE

1.     I hereby acknowledge full and complete satisfaction of, and do hereby fully, finally and forever settle, release and discharge Gemstar and its Related Persons from the Released Claims.

2.     “Related Persons” as to Gemstar means, as applicable, each of Gemstar’s past or present directors, officers, managers, employees, partners, members, principals, agents, underwriters, controlling shareholders, attorneys, accountants or auditors, banks or investment banks, financial advisors, consultants, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures or assigns, except Henry C. Yuen and Elsie Ma Leung and KPMG, LLP.

3.     “Released Claims” means, collectively, all claims, demands, rights, liabilities, suits, matters, issues and causes of action (“Claims”), of every nature and description whatsoever, whether known or unknown, whether or not concealed or hidden (including “Unknown Claims” as defined below), whether based on federal, state, local statutory or common law or any other law, rule or regulation, asserted or that might have been asserted or that might be asserted, including, without limitation, Claims for negligence, gross negligence, recklessness, intentional conduct, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations against Gemstar and/or its Related Persons, by Lead Plaintiffs or any Representative Plaintiff or Class Member in any capacity, arising out of, based upon or related to the purchase, acquisition, sale or retention of Gemstar common stock during the Class Period, the subject matter of the Litigation, or the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were or could have been alleged in the Litigation, and further including any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Litigation. Notwithstanding the foregoing, “Released Claims” shall not include any Claims, known or unknown, that have been asserted or might have been asserted against Henry C. Yuen and Elsie Ma Leung and/or KPMG, LLP.

4.     “Unknown Claims” means any Released Claims which any Representative Plaintiff or Class Member does not know or suspect to exist in his, her or its favor at the time of the release of Gemstar and/or the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of Gemstar and/or the Released persons, or might have affected his, her or its decision not to object to this settlement or not to exclude himself, herself, or itself from the Class. With respect to any and all Released Claims, the Settling Parties stipulated and agree that, upon the Effective Date, the Lead Plaintiffs shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code Section 1542, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Upon the Effective Date, the Lead Plaintiffs shall expressly, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Lead Plaintiffs and Class Members may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but the Lead Plaintiffs shall expressly and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

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5.     This release shall be of no force or effect unless and until the Court approves the Stipulation of Settlement and the Stipulation becomes effective on the Effective Date (as defined in the Stipulation).

6.     I (We) hereby warrant and represent that I (we) have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, any matter released pursuant to this release or any other part of portion thereof.

7.    I (We) hereby warrant and represent that I (we) have included information about all of my (our) transactions in Gemstar common stock, which occurred during the Class Period, and the number of shares of Gemstar common stock held by me (us) at the close of trading on May 31, 2000 and April 1, 2002.

CERTIFICATION AND SUBSTITUTE FORM W-9

UNDER THE PENALTY OF PERJURY, I (WE) CERTIFY THAT:

        The number shown on this form is my (our) correct social Security Number (SSN) or Taxpayer Identification Number (TIN); and I (we) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406(a)(l)(C) of the Internal Revenue Code, because (a) I am (we are) subject to backup withholding; or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

        The Internal Revenue Service (“I.R.S.”) requires you to include your taxpayer identification number. If you fail to provide this information, your claim may be rejected.

NOTE:     If you have been notified by the Internal Revenue Service that your are subject to backup withholding, check this box.

        If you are not a U.S. Resident or U.S. Resident Alien, check this box.

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

I (we) further declare under penalty of perjury that all of the information supplied on this Proof of Claim and Release is true, correct and complete under the laws of the Unites States of America.

Executed this _____day of ___________ (Month/Year) in City (State/Country)	(Sign your name here) (Capacity of person(s) signing, e.g., Beneficial Purchaser, Executor or Administrator) (Type or print your name here)

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ACCURATE CLAIM PROCESSING TAKES TIME.
THANK YOU FOR YOUR PATIENCE.

REMINDER CHECKLIST

        1.     Please sign the Release and Declaration Section of the Proof of Claim and Release Form.
        2.     If this claim is made on behalf of joint claimants, then both must sign.
        3.     Please, remember to attach supporting documents.
        4.     DO NOT SEND ORIGINALS OF ANY SUPPORTING DOCUMENTS.
        5.     Keep a copy of your Proof of Claim and Release and all documentation submitted for your records.
        6.     The Administrator will acknowledge receipts of your Proof of Claim and Release by mail.
                Your claim is not deemed filed until you receive an acknowledgment postcard. If you do not receive an acknowledgement postcard within 30 days, please call the Administrator toll free at 1(866) 808-3566.
        7.     If you move, please send us your new address.
        8.     Do not use highlighter on Proof of Claim and Release or supporting documentation.

YOU MUST MAIL THIS FORM AND YOUR SUPPORTING DOCUMENTATION SO THAT IT IS POSTMARKED NO LATER THAN ________________, 2004.

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BERNSTEIN LITOWITZ BERGER
    & GROSSMANN LLP
Alan Schulman (Bar No.128661)
Blair A. Nicholas (Bar No. 178428)
12544 High Bluff Drive, Suite 150
San Diego, CA 92130
Tel: (858) 793-0070
Fax: (858) 793-0323

Attorneys for Lead Plaintiffs
The Teachers’ Retirement
System of Louisiana and
The General Retirement System
of the City of Detroit and
Lead Counsel for the Plaintiff Class

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re GEMSTAR-TV GUIDE INTERNATIONAL INC SECURITIES LITIGATION This Document Relates To: All Actions.	Master File No. 02-CV-2775-MRP (PLAx)

SUMMARY NOTICE FOR PUBLICATION
EXHIBIT B-3

TO:	ALL PERSONS AND ENTITIES WHO PURCHASED OR OTHERWISE ACQUIRED GEMSTAR-TV GUIDE INTERNATIONAL, INC. ("GEMSTAR") COMMON STOCK BETWEEN JUNE 1, 2000 THROUGH APRIL 1, 2002, AND ALL PERSONS OR ENTITIES WHO EXCHANGED SKYMALL INC. ("SKYMALL") COMMON STOCK FOR GEMSTAR COMMON STOCK ON OR ABOUT JULY 18, 2001

        YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Central District of California, that a hearing will be held on September 13, 2004, at 10:00 a.m., before the Honorable Mariana R. Pfaelzer, in the United States District Courthouse, Courtroom 12, located at 312 North Spring Street, Los Angeles, California 90012, for the purpose of determining: (1) whether the proposed partial settlement of the claims in the Litigation against Gemstar only for the sum of approximately $67.5 million in cash and Gemstar common stock, plus accrued interest, should be approved by the Court as fair, reasonable and adequate and, therefore, this Litigation should be dismissed against Gemstar with prejudice as set forth in the Stipulation of Settlement dated as of April 13, 2004; (2) whether the Plan of Allocation is fair and equitable and therefore should be approved; and (3) whether the application of Lead Counsel for the payment of attorneys’ fees, reimbursement of expenses and interest thereon should be approved.

        If you purchased or otherwise acquired Gemstar common stock during the period beginning June 1, 2000 through and including April 1, 2002, or acquired Gemstar common stock in exchange for SkyMall common stock on or about July 18, 2001, your rights may be affected by the settlement of this Litigation against Gemstar. If you have not received a detailed Notice of Pendency and Proposed Settlement of Class Action and a copy of the Proof of Claim and Release, you may obtain copies by writing to In re Gemstar-TV Guide International Inc. Securities Litigation, The Garden City Group, Inc., c/o Claims Administrator, P.O. Box 9000, #6216, Melville, New York 11747-9000. If you are a Class Member, in order to share in the distribution of the Net Settlement Fund, you must submit a Proof of

Claim and Release no later than _____, 2004, establishing that you are entitled to recovery. You will be bound by any judgment rendered in the Litigation whether or not you make a claim.

        If you desire to be excluded from the Class, you must file a request for exclusion by ________, 2004, in the manner and form explained in the detailed Notice referred to above. All members of the Class who have not requested exclusion from the Class will be bound by any judgment entered in the Litigation pursuant to the Stipulation of Settlement.

        Any objection to any of the matters to be considered at the Settlement Hearing must be mailed or delivered such that it is received by each of the following no later than ________, 2004:

CLERK OF THE COURT UNITED
STATES DISTRICT COURT CENTRAL
DISTRICT OF CALIFORNIA
312 North Spring Street, Rm. G-8
Los Angeles, CA 90012

Attorneys for the Lead Plaintiffs The Teachers'Retirement System of Louisiana and The General Retirement System of the City of Detroit	Attorneys for Gemstar-TV Guide International, Inc.

BERNSTEIN LITOWITZ BERGER &GROSSMANN LLP ALAN SCHULMAN BLAIR A. NICHOLAS 12544 High Bluff Drive, Suite 150 San Diego, CA 92130	MUNGER, TOLLES &OLSON LLP RONALD L. OLSON LAWRENCE C. BARTH 355 South Grand Avenue, 35th Floor Los Angeles, CA 90017

         PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE REGARDING THIS NOTICE.

Dated: ____________	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA

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UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re GEMSTAR-TV GUIDE INTERNATIONAL INC SECURITIES LITIGATION This Document Relates To: All Actions.	Master File No. 02-CV-2775-MRP (PLAx)

[PROPOSED] FINAL JUDGMENT AND
ORDER OF PARTIAL DISMISSAL OF THE
LITIGATION WITH PREJUDICE

EXHIBIT C

        This matter came before the Court for hearing on September 13, 2004 pursuant to the Order of this Court, on the application of the Settling Parties for approval of the partial settlement set forth in the Stipulation of Settlement dated as of April 13, 2004 (the “Stipulation”). Due and adequate Notice having been given to the Class as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

        1.     This Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation.

        2.     This Court has jurisdiction over the subject matter of the Litigation and over all Settling Parties to the Litigation, including all Members of the Class.

         3.     “Class” means a class consisting of all Persons (other than those Persons who timely and validly request exclusion from the Class) who: (i) purchased or otherwise acquired Gemstar common stock during the Class Period; and (ii) all Persons who acquired Gemstar common stock pursuant to the Registration Statement and Proxy Statement/Prospectus filed with the SEC on or about June 14, 2001 in connection with Gemstar’s merger with SkyMall, Inc. Excluded from the Class are Defendants, members of the immediate families of the Individual Defendants, any entity in which any Defendant has or had a controlling interest, present or former directors and officers of Gemstar, and the legal representatives, heirs, successors or assigns of any such Defendant.

         4.     With respect to the Class, and solely for the purpose of effectuating this Settlement, this Court finds and concludes that: (a) the members of the Class are so numerous that joinder of all Class Members in the class action is impracticable; (b) there are questions of law and fact common to the Class which predominate over any individual question; (c) the claims of the Lead Plaintiffs are

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typical of the claims of the Class; (d) the Lead Plaintiffs and Lead Counsel have fairly and adequately represented and protected the interests of the Class Members; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering: (i) the interests of the Members of the Class in individually controlling the prosecution of the separate actions; (ii) the extent and nature of any litigation concerning the controversy already commenced by Members of the Class; (iii) the desirability or undesirability of concentrating the litigation of these claims in this particular forum; and (iv) the difficulties likely to be encountered in the management of the Litigation. Based on the foregoing findings, this Court finds that the requirements of Rule 23(a) and (b)(3) of the Federal Rules of Civil Procedure have been satisfied, and therefore certifies the Class for settlement purposes only.

        5.     Pursuant to Federal Rule of Civil Procedure 23, this Court hereby approves the Settlement set forth in the Stipulation and finds that said Settlement is, in all respects, fair, reasonable and adequate to the Class.

        6.     Except as to any individual claim of those Persons who have validly and timely requested exclusion from the Class, the Litigation against Gemstar and all claims contained in this Litigation against Gemstar, as well as all of the Released Claims, are dismissed with prejudice as to the Lead Plaintiff and the other Members of the Class, as against each and all of the Released Persons. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

        7.     The Court finds that the Stipulation and Settlement are fair, reasonable and adequate as to the Class, and that the Stipulation and Settlement are hereby finally approved in all respects, and the Settling Parties are hereby directed to perform its terms.

        8.     Upon the Effective Date, the Lead Plaintiffs shall, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall

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have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Persons, whether or not such Class Member executes and delivers the Proof of Claim and Release.

        9.     All Class Members are hereby forever barred and enjoined from prosecuting any of the Released Claims against Gemstar or any of the Released Persons.

        10.      Upon the Effective Date, Gemstar and the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Class Members and Lead Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.

        11.     Each of the releases set forth or referred to in the Stipulation shall be and are hereby deemed to be in effect as of the Effective Date of the Stipulation.

        12.      The Notice of Pendency and Proposed Settlement of Class Action given to the Class was the best notice practicable under the circumstances, including the individual notice to all Members of the Class who could be identified through reasonable effort. Said notice provided the best notice practicable under the circumstances of those proceedings and of the matters set forth therein, including the proposed Settlement set forth in the Stipulation, to all Persons entitled to such notice, and said notice fully satisfied the requirements of Federal Rule of Civil Procedure 23 and the requirements of due process.

        13.     Any Plan of Allocation submitted by Lead Counsel or any order entered regarding the attorneys’ fees application shall in no way disturb or affect this Final Judgment and shall be considered separate from this Final Judgment.

        14.     Neither the Stipulation, nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an

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admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of Gemstar or its Related Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of Gemstar or its Related Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Gemstar and/or any of its Related Persons may file the Stipulation and/or this Judgment in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

        15.     Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this Settlement and any award or distribution of the Settlement Fund, including interest earned thereon; (b) disposition of the Settlement Fund; (c) hearing and determining applications for attorneys’ fees, interest and expenses in the Litigation; (d) the Settling Parties hereto for the purpose of construing, enforcing and administering the Stipulation; and (e) the on-going Litigation in this action against parties other than Settling Defendants.

        16.     The Court finds that during the course of the Litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.

         17.     In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, or the Effective Date does not occur, or in the event that the Settlement Fund, or any portion thereof, is returned to Gemstar, then this Judgment shall be rendered null and void to the extent provided

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by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

      IT IS SO ORDERED.

DATED:	————————————————————— HONORABLE MARIANA R.PFAELZER UNITED STATES DISTRICT COURT JUDGE

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